SCHERING-PLOUGH CORPORATION REDACTED VERSION [***] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


                                                                    Exhibit 99.2


                        CHOLESTEROL GOVERNANCE AGREEMENT

                                  BY AND AMONG

                       MSP DISTRIBUTION SERVICES (C) LLC,

                         MSP MARKETING SERVICES (C) LLC,

                        MSP TECHNOLOGY (US) COMPANY LLC,

                      MERCK CARDIOVASCULAR HEALTH COMPANY,

                      MERCK TECHNOLOGY (US) COMPANY, INC.,

                            SCHERING MSP CORPORATION,

                        SCHERING SALES MANAGEMENT, INC.,

                           SCHERING SALES CORPORATION,

                       SCHERING MSP PHARMACEUTICALS L.P.,

                              MSP CHOLESTEROL LLC,

                           MSP SINGAPORE COMPANY, LLC,

                       MSD TECHNOLOGY SINGAPORE Pte. Ltd.,

                        MSD VENTURES SINGAPORE Pte. Ltd.,

                        OSAMMOR Pte. Ltd. (to be renamed
                     SCHERING-PLOUGH (SINGAPORE) Pte. Ltd.),

                        CITIMERE Pte. Ltd. (to be renamed
                SCHERING-PLOUGH (SINGAPORE) RESEARCH Pte. Ltd.),

                              SCHERING CORPORATION,

                          SCHERING-PLOUGH CORPORATION,

                                       AND

                                MERCK & CO., INC.
                                   DATED AS OF

                                  May 22, 2000

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I        DEFINED TERMS....................................

Section 1.1.     Interpretation...................................
Section 1.2.     Definitions......................................
Section 1.3.     Headings.........................................
Section 1.4.     Intent of the Parties............................

ARTICLE II       THE TRANSACTIONS.................................

Section 2.1.     Transactions at the Signing......................
Section 2.2.     Transactions as of the Effective Date............

ARTICLE III      MANAGEMENT.......................................

Section 3.1.     Management by the Board of Members...............
Section 3.2.     General Manager..................................
Section 3.3.     Boards of Members................................
Section 3.4.     Committees; Purposes and Principles..............
Section 3.5.     Meetings of the Committees.......................
Section 3.6.     Committee Decision-Making and Dispute Resolution
Section 3.7.     Required Consent.................................
Section 3.8.     Deficit Make-Ups.................................

ARTICLE IV       EFFECTIVENESS; APPROVAL; EXCLUSIVITY.............

Section 4.1.     Effectiveness....................................
Section 4.2.     Commercially Reasonable Efforts..................
Section 4.3.     Non-Compete......................................

ARTICLE V        DEVELOPMENT AND MARKETING........................

Section 5.1.     General..........................................
Section 5.2.     Product Recalls..................................
Section 5.3.     Trademarks.......................................

ARTICLE VI       RIGHT OF FIRST OFFER.............................

Section 6.1.     Right of First Offer.............................

ARTICLE VII      DISPUTE RESOLUTION, TERMINATION, DISSOLUTION AND
                 LIQUIDATION

Section 7.1.     Dispute Resolution...............................
Section 7.2.     Termination......................................
Section 7.3.     Consequences of Termination......................

ARTICLE VIII     REPRESENTATIONS, WARRANTIES,
                 COVENANTS AND INDEMNIFICATION....................

Section 8.1.     Representations and Warranties of the Parties....
Section 8.2.     Certain Representations..........................
Section 8.3.     Certain Covenants................................
Section 8.4.     Certain Obligations..............................
Section 8.5.     Indemnification..................................

ARTICLE IX       MISCELLANEOUS....................................

Section 9.1.     Confidentiality..................................
Section 9.2.     Publicity........................................
Section 9.3.     Further Assurances...............................
Section 9.4.     Notices..........................................
Section 9.5.     Failure to Pursue Remedies.......................
Section 9.6.     Cumulative Remedies..............................
Section 9.7.     Assignment; Binding Effect.......................
Section 9.8.     Severability.....................................
Section 9.9.     Standstill.......................................
Section 9.10.    Counterparts.....................................
Section 9.11.    Integration......................................
Section 9.12.    Governing Law....................................
Section 9.13.    Amendments.......................................
Section 9.14.    Judicial Proceeding..............................
Section 9.15.    Enforcement of Certain Rights....................
Section 9.16.    No Third Party Beneficiaries.....................
Section 9.17.    Survival.........................................


    Schedule A    -  Existing M JVs
    Schedule B    -  Existing S-P JVs
    Schedule C    -  Non-Pharma Companies

    Schedule 7.3  -  Illustrations of Change of Control Valuation
    Schedule 9.4

      This Cholesterol Governance Agreement is dated as of May 22, 2000, by and among MSP DISTRIBUTION SERVICES (C) LLC ("Distribution LLC"), MSP Marketing Services (C) LLC ("Marketing LLC"), MSP TECHNOLOGY (US) COMPANY LLC ("Technology LLC"), MERCK CARDIOVASCULAR HEALTH COMPANY ("M-Cardio Sub"), MERCK TECHNOLOGY
(US) COMPANY, INC., SCHERING MSP CORPORATION ("S-MSP Corp."), SCHERING SALES MANAGEMENT, INC. ("S-Sales Sub"), SCHERING SALES CORPORATION, SCHERING MSP PHARMACEUTICALS L.P., MSP CHOLESTEROL LLC ("Cholesterol LLC"), MSP SINGAPORE COMPANY, LLC (the "Singapore Partnership"), MSD TECHNOLOGY SINGAPORE Pte. Ltd., MSD VENTURES SINGAPORE Pte. Ltd., OSAMMOR Pte. Ltd. (to be renamed SCHERING-PLOUGH (SINGAPORE) Pte. Ltd.), CITIMERE Pte. Ltd. (to be renamed SCHERING-PLOUGH (SINGAPORE) RESEARCH Pte. Ltd.), Schering Corporation, Schering-Plough Corporation, a New Jersey corporation ("S-P"), and Merck & Co., Inc., a New Jersey corporation ("M").

      WHEREAS, S-P and M, through their respective Affiliates, have entered into limited liability company agreements dated as of the date hereof relating to the formation of Distribution LLC, Marketing LLC, Technology LLC, Cholesterol LLC and Singapore Partnership (Distribution LLC, Marketing LLC, Technology LLC, Cholesterol LLC and Singapore Partnership being collectively referred to herein as the "Companies", and each, individually, a "Company").

      WHEREAS, the Companies have been formed and the Related Agreements have been entered into for the purposes of, among other things, research, development and commercialization of (1) the Z/E Combination Product, (2) the M/E Combination Product and (3) the Ezetimibe Monotherapy.

      WHEREAS, the parties hereto have agreed to set forth matters relating to the governance of the Companies and development and marketing of the Cholesterol Products.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

      Section 1.1. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and clauses shall refer to corresponding provisions of this Agreement, unless otherwise specified.

      Section 1.2. Definitions. The terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

      "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person; provided that (i) the Existing M JVs shall be deemed not to be Affiliates of M, so long as they continue to carry on their respective businesses as presently conducted and (ii) the Existing S-P JVs shall be deemed not to be Affiliates of S-P, so long as they continue to carry on their respective businesses as presently conducted. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" means this Cholesterol Governance Agreement as it may be amended from time to time.

      "Bankruptcy" means the occurrence of any of the following:

            (i) S-P or M or any of their respective Significant Subsidiaries makes a general assignment for the benefit of creditors;

            (ii) S-P or M or any of their respective Significant Subsidiaries becomes insolvent;

            (iii) S-P or M or any of their respective Significant Subsidiaries files any application or petition in any tribunal for the appointment of a trustee or receiver;

            (iv) S-P or M or any of their respective Significant Subsidiaries commences any proceeding leading towards the adjudication of S-P or M or any of their respective Significant Subsidiaries as insolvent under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law in a relevant jurisdiction, whether now or hereafter in effect; or

            (v) any petition or application of the types described in clauses
      (i) through (iv) above is commenced against S-P or M or any of their respective Significant Subsidiaries and is not dismissed within sixty (60) days after filing, or an order is entered appointing a trustee, receiver, or custodian for S-P or M or any of their respective Significant Subsidiaries, or an order for a relief is issued in any bankruptcy proceeding.

      "Board" has the meaning set forth in Section 3.1.

      "Board Chairperson" has the meaning set forth in Section 3.3(b).

      "CAI" and "Cholesterol Absorption Inhibitor" each mean a product whose primary clinical effect is through inhibition of the absorption of cholesterol from the diet into the plasma.



                                     [***]

      "Call Notice" has the meaning set forth in Section 7.3(e)(ii).

      "Call Party" has the meaning set forth in Section 7.3(e).

      "Call Price" has the meaning set forth in Section 7.3(e).

      "C-O-C Notice" has the meaning set forth in Section 7.3(e).

      "C-O-C Party" has the meaning set forth in Section 7.3(e).

      "Change of Control" means, at any time on or after the date of execution of this Agreement, with respect to either M or S-P:

      (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Specified Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of such company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions of securities of such company shall not constitute a Change of Control of such company: (i) any acquisition by such company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by such company or any corporation controlled by such company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this definition; or

      (b) individuals who, as of the date hereof, constitute the Board of Directors of such company (the "Incumbent Board") cease for any reason to constitute at least 40% of the Board of Directors of such company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by such company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Specified Person other than the Board of Directors of such company; or

      (c) consummation of a merger, consolidation, or other similar extraordinary transaction, or sale or other disposition of all or substantially all of the assets (a "Business Combination") of such company, in each case, unless, following such Business Combination, (i) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 40% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the then outstanding securities of such company or all or substantially all of such company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Specified Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of such company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least 50% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of such company, providing for such Business Combination; or

      (d) approval by the shareholders of such company of a complete liquidation or dissolution of such company; or

      (e) a Business Combination with a company that is a Non-Pharma Company which results in (i) existing shareholders of S-P or M, as the case may be, owning less than 50% of the Outstanding Common Stock or Outstanding Voting Securities of the surviving entity or (ii) members of the Incumbent Board of S-P or M, as the case may be, constituting less than a majority of the board of the surviving entity; or

      (f) in the case of S-P (and not M), the one-year anniversary following consummation of a Business Combination with a company that manufactures, sells or markets a Significantly Competitive Cholesterol Product unless prior to such one year anniversary S-P shall have disposed of such Significantly Competitive Cholesterol Product.

      "Cholesterol Assignment Documents" means all of the agreements identified in Section 2.1(h) to Section 2.1(n), inclusive.

      "Cholesterol Business" means any or all of the Z/E Business, the M/E Business and/or the E Monotherapy Business, as appropriate.

      "Cholesterol LLC" has the meaning set forth in the Preamble hereof.

      "Cholesterol Products" means any or all of the Z/E Combination Product, the M/E Combination Product and/or the Ezetimibe Monotherapy, as appropriate.

      "Claim Notice" has the meaning set forth in Section 8.5(c).

      "Co-Chairperson" has the meaning set forth in Section 3.3(b).

      "Combination Product" means either or both of the Z/E Combination Product and/or M/E Combination Product, as appropriate.

      "Committee" means any or all of the Development Committee, the Marketing Committee or Finance Committee, as appropriate.

      "Companies" has the meaning set forth in the Recitals hereof.

      "Company" has the meaning set forth in the Recitals hereof.

      "Company Product" means the Cholesterol Products as developed and marketed by the Companies, either individually or as a group.

      "Confidential Information" has the meaning set forth in Section 9.1(a).

      "Co-Promotion Agreement" means the Co-Promotion and Marketing Services Agreement for Cholesterol Products in the Territory, dated as of the date hereof and as may be amended from time to time, between M, Schering Sales Corporation and Marketing LLC.

      "Development Agreement" means the Development Agreement (Cholesterol Combinations), dated as of the date hereof and as may be amended from time to time, among Singapore Partnership, M and S-P.

      "Development Committee" has the meaning set forth in Section 3.4(a).

      "Disclosing Party" has the meaning set forth in Section 9.2(a).

      "Distribution LLC" has the meaning set forth in the Preamble hereof.

      "E Monotherapy Business" means the research, development, registration, manufacture and/or procurement, distribution, promotion and marketing of a pharmaceutical product which is comprised of ezetimibe as its sole active ingredient in the Field relating to the Territory, as and to the extent contemplated by this Agreement and any Related Agreements.

      "Effective Date" has the meaning set forth in Section 4.1.

      "Ethical Pharmaceutical Product" shall mean with respect to any Person any pharmaceutical product for human use which may be sold lawfully in any country of the world with a prescription of a licensed practitioner.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Executive Sponsor" has the meaning set forth in Section 3.3(f).

      "Existing M JVs" means those Persons listed on Schedule A.

      "Existing S-P JVs" means those Persons listed on Schedule B.

      "ezetimibe" has the meaning set forth in the License Agreement.

      "Ezetimibe Monotherapy" has the meaning set forth in the S-P License Agreement.

      "FDA" means the United States Food and Drug Administration or its successor agency.

      "Field" has the meaning set forth in the License Agreement.

      "Finance Committee" has the meaning set forth in Section 3.4(a).

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a consistent basis.

      "General Manager" has the meaning set forth in Section 3.2.

      "Governmental Entity" means any foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitration board or tribunal.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indemnified Entity" has the meaning set forth in Section 8.5(a).

      "Interests" means a Member's or the aggregate of all Members', as applicable, rights, title and interests in any or all of the Companies.

      "Launch" means, with respect to a Cholesterol Product, the first commercial sale of such Cholesterol Product to a Third Party in the Territory.

      "Law" means any federal, state, or foreign or supranational statutes, rules, regulations, orders, decrees, administrative and judicial doctrines.

      "License Agreement" means either or both of the M License Agreement and/or the S-P License Agreement, as appropriate.

      "Licensor" has the meaning set forth in Section 9.15.

      "Losses" has the meaning set forth in Section 8.5(b).

      "M" has the meaning set forth in the Preamble hereof.

      "M License Agreement" means the License Contribution Agreement (Cholesterol Combination/Existing IP), dated as of the date hereof and as may be amended from time to time, between MSD Technology Singapore Pte. Ltd. and Cholesterol LLC.

      "M Marks" has the meaning set forth in Section 5.3(b)(i).

      "M Members" means Affiliates of M when acting in their capacities as members or partners of any of the Companies, and/or any successors in accordance with Section 9.7.

      "Marks" means either or both the M Marks and/or the S-P Marks, as appropriate.

      "M-Cardio Sub" has the meaning set forth in the Preamble hereof.

      "M/E Business" means the research, development, registration, manufacture and/or procurement, distribution, promotion and marketing of a pharmaceutical product in the Field relating to the Territory that shall be a combination product comprising, but not limited to, [***], as and to the extent contemplated by this Agreement and any Related Agreements.

      "M/E Combination Product" shall mean a pharmaceutical product consisting of a fixed single combination of pharmacologically active ingredients comprising, but not limited to, [***].

      "[***]" has the meaning set forth in the License Agreement.

      "Marketing Committee" has the meaning set forth in Section 3.4(a).

      "Marketing LLC" has the meaning set forth in the Preamble hereof.

      "Material Breach" has the meaning set forth in Section 7.2(c).

      "Material Adverse Effect" has the meaning set forth in Section 7.2(c).

      "Member" means the S-P Members and the M Members, individually, when acting in the capacity of each as a member or partner of any of the Companies, and "Members" means S-P Members and M Members, collectively, when acting in their capacities as members or partners of any of the Companies, and/or any successors in accordance with Section 9.7.

      "New Agreements" has the meaning set forth in Section 7.3(i).

      "Non-Pharma Company" means as of the time of a Change of Control transaction, any Person that, with respect to the most recent full fiscal year ended immediately prior to the Change of Control transaction, had Pharmaceutical Sales of less than $3.25 billion (as increased annually as of January 1 of each year, commencing January 1, 2001 by the cumulative percentage growth in worldwide pharmaceutical sales over the immediately preceding year as reported by the World Review published by IMS Global Services or any successor publisher thereto ("Inflation Adjusted")) unless (x) Pharmaceutical Sales represent more than 60% of sales and (y) total company sales were less than $5 billion (Inflation Adjusted); provided that the companies listed on Schedule C will be deemed not to be Non-Pharma Companies.

      "Non-Terminated Party" means, in the event of a termination of this Agreement pursuant to Section 7.2(b) [Bankruptcy], 7.2(c) [Material Breach] or 7.2(d) [Change of Control], the parties hereto and their Affiliates, other than the Terminated Party.

      "Offering Party" has the meaning set forth in Section 6.1(a)

      "Order" has the meaning set forth in Section 4.2(b).

      "Other Party" has the meaning set forth in Section 6.1(a).

      "Person" means any individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited liability company, governmental entity or other legal entity.

      "Pharmaceutical Sales" of a Person shall mean worldwide sales of Ethical Pharmaceutical Products (determined on a consolidated basis in accordance with GAAP).

      "Plan" means a Marketing Plan, Five Year Strategic Plan, Default Market Plan (each such plan as defined in the Co-Promotion Agreement) and Development Plan and Post-Marketing Support Plan (each such plan as defined in the Development Agreement).

      "Pre-Existing Relationship" means, with respect to M, a Pre-Existing M Relationship and, with respect to S-P, a Pre-Existing S-P Relationship.

      "Pre-Existing M Relationship" means, with respect to a proposed ROW Arrangement, any Third Party that at the time of determination is a party to a marketing agreement with the Offering Party or its Affiliates (which such agreement has been in existence for not less than three years) in the country that is the subject of the proposed ROW Arrangement involving the marketing by such Third Party of one or more of those products of the Offering Party which, during either of the two full calendar years prior to the date of determination, accounted for sales revenue which represented 40% or more of the Offering Party's gross revenue in such country during the applicable year; provided that, with respect to Argentina, Brazil, Italy and Spain, a Pre-Existing M Relationship shall be deemed to exist with respect to any Third Party other than a Third Party that together with its Affiliates at the time of determination is either (i) one of the top ten companies in worldwide gross sales of Ethical Pharmaceutical Products or (ii) one of the top five companies in gross sales of Ethical Pharmaceutical Products in the European Union (other than any of those companies referred to in clause (i)). Notwithstanding the foregoing, Sigma Tau S.p.A. and its Affiliates shall be deemed to be a Pre-Existing M Relationship with respect to Italy and Spain.

      "Pre-Existing S-P Relationship" means, with respect to a proposed ROW Arrangement, any Third Party that at the time of determination is a party to a marketing agreement with the Offering Party or its Affiliates (which such agreement has been in existence for not less than three years) in the country that is the subject of the proposed ROW Arrangement involving the marketing by such Third Party of one or more of those products of the Offering Party which, during either of the two full calendar years prior to the date of determination, accounted for sales revenue which represented 40% or more of the Offering Party's gross revenue in such country during the applicable year, provided that, with respect to Italy and Spain, a Pre-Existing S-P Relationship shall be deemed to exist with respect to any Third Party other than a Third Party that together with its Affiliates at the time of determination is either (i) one of the top ten companies in worldwide gross sales of Ethical Pharmaceutical Products or
(ii) one of the top five companies in gross sales of Ethical Pharmaceutical Products in the European Union (other than any of those companies referred to in clause (i)). Notwithstanding the foregoing, A. Menarini Pharmaceutical Industries Group, Ltd. and its Affiliates shall be deemed to be a Pre-Existing S-P Relationship with respect to Italy and Spain.

      "Pre-Termination Substances" means any CAI and any Statin, or any rights thereto, owned or held (by license or otherwise) by the Terminated Party or any entity that was an Affiliate of the Terminated Party prior to the date determined by clause (i) or clause (ii) hereafter, regardless of the stage of development (i.e., whether pre-clinical, clinical or in any other stage) prior to (i) the consummation of a Business Combination, in the case of termination pursuant to Section 7.2(d) as a result of a Change of Control described in paragraphs (c), (e) or (f) of the definition of Change of Control or (ii) the termination of this Agreement, in the case of termination pursuant to Section 7.2(b) [Bankruptcy], 7.2(c) [Material Breach] or 7.2(d) as a result of the acquisition of 50% of Outstanding Common Stock or Outstanding Voting Securities, change in board composition or stockholder approval described in paragraphs (a),
(b) or (d) of the definition of Change of Control.

      "Rejection Date" has the meaning set forth in Section 6.1(a).

      "Related Agreements" shall mean any or all of the agreements listed in Sections 2.1 and 2.2 and all other agreements executed and delivered contemporaneously therewith, as such agreements may be amended from time to time. When the term "Related Agreements" is used in a Related Agreement, such term shall include this Agreement.

      "Respiratory Governance Agreement" means the Respiratory Governance Agreement, dated as of the date hereof and as may be amended from time to time, by and among Singapore Partnership, M, S-P and the other parties named therein.

      "ROW" means all countries of the world and their territories, excluding the Territory and Japan.

      "ROW Arrangement" has the meaning set forth in Section 6.1(a).





      [***]






      "Significant Subsidiary" shall have the meaning as defined in Regulation S-X of the Exchange Act.

      "Significantly Competitive Cholesterol Product" means (x) any product that in either of the [***] calendar years immediately prior to determination was one of the [***] best selling products with respect to lipid management or other uses that could reasonably be associated with the lipid management effects of the Cholesterol Products, including but not limited to lipid-related vascular disease management in the U.S. (a "Lipid Management Product"), determined on the basis of gross sales, provided that if the [***] such best selling product has gross sales during each of such years that (i) represented less than [***]% of the gross sales of all Lipid Management Products and (ii) were less than [***] (adjusted annually as of January 1 of each year, commencing January 1, 2001, by any changes in the IMS category C10A with mail order, then the terms of this clause (x) shall only apply to the [***] best selling Lipid Management Products or (y) any product that (i) is entering (or is in) (or has completed) Phase III clinical trials, or (ii) is in registration in the United States, or (iii) is being manufactured and/or marketed and is within the first [***] years of the first commercial sale of the product to a Third Party in the United States, and, in the case of each of (i), (ii) and (iii), has a profile similar to or better than the profile of any of the Cholesterol Products with respect to lipid management or other uses that could reasonably be associated with the lipid management effects of the Cholesterol Products, including but not limited to, lipid related vascular disease management.

      "Simvastatin" has the meaning set forth in the License Agreement.

      "Singapore Partnership" has the meaning set forth in the Preamble hereof.

      "S-MSP Corp." has the meaning set forth in the Preamble hereof.

      "S-P" has the meaning set forth in the Preamble hereof.

      "S-P License Agreement" means the Schering License Agreement (Existing Ezetimibe and Cholesterol Combination IP), dated as of the date hereof and as may be amended from time to time, by and between Schering Corporation and Schering Sales Management, Inc.

      "S-P Marks" has the meaning set forth in Section 5.3(b)(ii).

      "S-P Members" means Affiliates of S-P when acting in their capacities as members or partners of any of the Companies, and/or any successors in accordance with Section 9.7.

      "S-Sales Sub" has the meaning set forth in the Preamble hereof.

      "Standstill Period" means the period beginning on the date hereof and ending upon the later to occur of (x) three years after termination of this Agreement and (y) three years after termination of the Respiratory Governance Agreement; provided that if this Agreement is terminated pursuant to Section 7.2(a) due to failure to receive regulatory approval and the Respiratory Governance Agreement is terminated pursuant to Section 7.2(a) thereof due to failure to receive regulatory approval, then such period shall be the later of
(x) three years after termination of this Agreement or the Respiratory Governance Agreement (whichever is later) and (y) four years after the execution and delivery of this Agreement.

      "Statin" means a product whose primary clinical effect is through the inhibition of the human enzyme, 3-hydroxy-3-methylglutaryl Coenzyme A Reductase.

      "Terminated Party" means, in the event of a termination of this Agreement pursuant to Section 7.2(b) [Bankruptcy], 7.2(c) [Material Breach] or 7.2(d) [Change of Control], the bankrupt party, the breaching party, or the party experiencing the Change of Control, as the case may be, and its Affiliates.

      "Territory" means the United States of America, its territories and possessions (including but not limited to Puerto Rico).

      "Third Party" means a Person which is not a Member or an Affiliate of a Member.

      "Trademark" means either or both of the US Z/E Trademark, and/or the [***], as appropriate.

      [***]

      "US Z/E Trademark" has the meaning set forth in Section 5.3(a).

      "Z/E Business" means the research, development, registration, manufacture and/or procurement, distribution, promotion and marketing of a pharmaceutical product in the Field relating to the Territory that shall be a combination product comprising, but not limited to, simvastatin and ezetimibe, as and to the extent contemplated by this Agreement and any Related Agreements.

      "Z/E Combination Product" shall mean a pharmaceutical product consisting of a fixed single combination of pharmacologically active ingredients comprising, but not limited to, simvastatin and ezetimibe.

      Section 1.3. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

      Section 1.4. Intent of the Parties. It is the intent of the parties hereto that, without limiting the rights of the parties hereunder, S-P and M be considered equal partners with respect to all matters relating to governance and decision-making powers and that the parties intend to manage the operations of the Cholesterol Business to maximize its commercial potential.

                                   ARTICLE II

                                THE TRANSACTIONS

      Section 2.1. Transactions at the Signing. Simultaneously with the execution and delivery of this Agreement, the following documents shall be executed and delivered:

                (a)   The Limited Liability Company Operating
                      Agreement of Distribution LLC between
                      M-Cardio Sub and S-MSP Corp.;

                (b)   The Limited Liability Company Operating
                      Agreement of  Marketing LLC between
                      M-Cardio Sub and S-Sales Sub;

                (c)   The Limited Liability Company Agreement of
                      Technology LLC between Schering MSP
                      Pharmaceuticals L.P. and Merck Technology
                      (US) Company, Inc.;

                (d) The Limited Liability Company Operating Agreement of Cholesterol LLC by and among MSD Technology Singapore Pte. Ltd., MSD Ventures Singapore Pte. Ltd., Osammor Pte. Ltd. (to be renamed Schering-Plough (Singapore) Pte. Ltd.) and Citimere Pte. Ltd. (to be renamed Schering-Plough (Singapore) Research Pte. Ltd.);

                (e) The Limited Liability Company Agreement of Singapore Partnership by and among MSD Technology Singapore Pte. Ltd., MSD Ventures Singapore Pte. Ltd., Osammor Pte. Ltd. (to be renamed Schering-Plough (Singapore) Pte. Ltd.) and Citimere Pte. Ltd. (to be renamed Schering-Plough (Singapore) Research Pte. Ltd.);

                (f)   The License Contribution Agreement
                      (Cholesterol Combination/Existing IP)
                      between MSD Technology Singapore Pte. Ltd.
                      and Cholesterol LLC;

                (g)   The License Agreement (Cholesterol
                      Combination/Formulation IP) -- Merck
                      between Merck & Co., Inc. and Cholesterol
                      LLC;

                (h) The Contribution Agreement Osammor Pte. Ltd. (to be renamed Schering-Plough (Singapore) Pte. Ltd.) (Cholesterol) between Osammor Pte. Ltd. (to be renamed Schering-Plough (Singapore) Pte. Ltd.) and Cholesterol LLC;

                (i)   The Contribution Agreement Sherico Ltd.
                      (Cholesterol) between Sherico, Ltd. and
                      Osammor Pte. Ltd. (to be renamed
                      Schering-Plough (Singapore) Pte. Ltd.);

                (j)   The Sublicense Agreement Scherico, Ltd.
                      (Existing Ezetimibe and Cholesterol
                      Combination IP) between Technology LLC and
                      Scherico Ltd.;

                (k)   The License Contribution Agreement
                      Schering MSP Pharmaceuticals Limited
                      Partnership, (Cholesterol) between
                      Schering MSP Pharmaceuticals L.P. and
                      Technology LLC;

                (l)   The Contribution Agreement Schering Sales
                      Management, Inc. (Cholesterol) between
                      Schering Sales Management, Inc. and
                      Schering MSP Pharmaceuticals L.P.;

                (m)   The Schering License Agreement (Existing
                      Ezetimibe and Cholesterol Combination IP) between Schering Corporation and Schering
                      Sales Management, Inc.;

                (n)   The Schering Formulation IP License
                      Agreement (Cholesterol Combination)
                      between Schering Corporation and
                      Cholesterol LLC;

                (o)   The Development Agreement (Cholesterol
                      Combinations) by and among Singapore
                      Partnership, M and Schering Corporation;

                (p)   The Contract Manufacturing Agreements
                      between Singapore Partnership and each of the existing M bulk facilities listed below:

                      (i) Merck & Co., Inc. [Simvastatin], and
                      (ii) Merck Sharpe & Dohme (Ireland) Ltd.
                      [***];

                (q)   The Contract Manufacturing Agreement
                      (ezetimibe) between Singapore Partnership and Schering-Plough Ltd.;

                (r)   The Toll Manufacturing Agreement (Zocor
                      Combination) between Singapore Partnership and MSD Technology Singapore Pte. Ltd.;

                (s)   The Toll Manufacturing Agreement ([***]
                      Combination) between Singapore Partnership and MSD Technology Singapore Pte. Ltd.;

                (t)   The Toll Manufacturing Agreement
                      (Ezetimibe Monotherapy) between Singapore
                      Partnership and Schering-Plough, Ltd.;

                (u)   The Toll Packaging Agreement ([***]
                      Combination) between Distribution LLC and
                      M;

                (v)   The Toll Packaging Agreement (Ezetemibe
                      Monotherapy) between Distribution LLC and
                      Schering Corporation;

                (w)   The Toll Packaging Agreement (Zocor
                      Combination) between Distribution LLC and
                      M;

                (x)   Manufacturing Capacity Agreement
                      (Ezetimibe Active Ingredient) between MSP
                      Singapore Company LLC and Schering-Plough
                      Ltd.;

                (y)   Manufacturing Capacity Agreement
                      (Formulation) between MSP Singapore
                      Company LLC and Osammor Pte. Ltd. (to be renamed Schering-Plough (Singapore) Pte.
                      Ltd.);

                (z) Guarantee by Schering-Plough Corporation in favor of MSP Singapore LLC re:
                      Utilization of Schering's Manufacturing
                      Capacity;

                (aa)  Agreement between Merck & Co., Inc. and
                      Schering-Plough Corporation re: Singapore
                      Facility Construction Delay; and

                (bb) The Co-Promotion and Marketing Services Agreement for Cholesterol Products in the Territory by and among Marketing LLC, Schering Sales Corporation and M.

      Section 2.2. Transactions as of the Effective Date.

            (a) On the Effective Date and simultaneously with the closing of the transactions contemplated by the documents set forth in Section 2.1, Cholesterol LLC will merge with and into Singapore Partnership, and Singapore Partnership shall be the surviving entity.

            (b) On or prior to the Effective Date, the following documents shall be executed and delivered:

                (i) The Exclusive Marketing, Distributorship and Supply Agreement between Singapore Partnership and Marketing LLC, pursuant to which (A) Marketing LLC obtains the exclusive rights to market and distribute certain Cholesterol Products in the Territory and (B) Cholesterol Products are delivered to Distribution LLC;

                (ii) The Sub-Distributorship Agreement between Marketing LLC and Distribution LLC, pursuant to which Marketing LLC employs Distribution LLC as sub-distributor and warehouser;

                (iii) The Lease Agreement between Distribution LLC and M (or any of its Affiliates), pursuant to which Distribution LLC acquires warehouse space for Cholesterol Products;

                (iv) The Administrative and Support Services Agreement between Distribution LLC and M (or one of its Affiliates), pursuant to which M will provide administrative and support services to Distribution LLC, which services may include: accounting, accounts payable/receivable, billing, collection, payroll, record-keeping, employee benefits, insurance, and other services;

                (v)   The Agreement and Plan of Merger between
                      Cholesterol LLC and Singapore Partnership;

                (vi)  Trademark Licenses - S-P; and

                (vii) Trademark Licenses - M.

            (c) M and S-P agree that the aggregate annual payments for services provided pursuant to the documents described in clauses (iii) and (iv) of
      Section 2.2 (b) will be an amount equal to a fixed percentage of total annual sales of the Companies according to the following schedule: 1.0% of total annual sales up to $1.0 billion, plus 0.5% of total annual sales in excess of $1.0 billion up to $2.0 billion, plus 0.25% of total annual sales in excess of $2.0 billion up to $3.0 billion, plus 0.0% of total annual sales in excess of $3.0 billion.

                                   ARTICLE III

                                   MANAGEMENT

      Section 3.1. Management by the Board of Members. Except as otherwise set forth herein the business and affairs of each of the Companies shall be managed by, and all powers of the Companies shall be vested in, each of such Companies' Board of Members (each such Board of Members being referred to as a "Board"). The applicable Board shall be responsible for determining the general policies of each Company and the scope of each Company's activities and operations.

      Section 3.2. General Manager. M shall have the sole authority to designate one employee of M, subject to the written consent of S-P (such consent not to be unreasonably withheld) to serve as the general manager of the Cholesterol Products and the Cholesterol Business (the "General Manager"). S-P shall have the right to cause the removal of the General Manager (subject to the written consent of M, not to be unreasonably withheld), provided that such right shall be exercisable no more than once every two years. Except as otherwise provided in this Agreement and in any of the Related Agreements, the General Manager shall coordinate the day-to-day activities of the parties to this Agreement by making recommendations with respect to the operation and management of the Cholesterol Products and the Cholesterol Business and shall take such other actions as provided in the Related Agreements. The General Manager shall be fully dedicated to the Cholesterol Business and shall act in the best interests of the Cholesterol Business and shall not be involved in any activities relating to the competing products of S-P or M or any of their respective Affiliates. The General Manager shall also enter into an appropriate confidentiality agreement with the applicable Companies, the Members of such Companies and S-P or M, as the case may be. Such confidentiality agreement shall prohibit the use or disclosure of Confidential Information obtained from any of the Companies, the Members, S-P and M, and shall provide that the General Manager shall have no access to competition-related information of either S-P or M or any of their respective Affiliates. The General Manager's compensation shall be based on the success of the Cholesterol Products which, in the period prior to Launch of the Cholesterol Products, shall be determined by the applicable Board based on the ability to meet development timelines and, in the period following Launch of the Cholesterol Products, shall be determined by the applicable Board based on meeting projected sales in the Territory as set forth in the applicable Plans.

      Section 3.3. Boards of Members.

            (a) Formation; Purposes. Within ten (10) days after the Effective Date, the relevant Members shall establish the Boards contemplated by this Agreement and the Related Agreements which shall have overall responsibility for the management of the Companies. Without limiting the generality of the foregoing, the responsibilities of each respective Board shall include: approval of business plans, long range plans, annual sales and profit targets, and capital forecasts for each combination. The Boards shall carry out their responsibilities as set forth in this Agreement and the Related Agreements, as applicable, and shall have the authority to approve or disapprove any recommendation of the General Manager or any Committee under this Agreement and the Related Agreements, as applicable. With respect to matters not the subject of recommendation by any Committee or the General Manager under this Agreement or the Related Agreements, as applicable, no business may be transacted on behalf of a Company without the prior written consent or written authorization of the applicable Board. Without limiting the generality of the foregoing, only the applicable Board may authorize the expenditure of funds by or on behalf of a

      Company (unless specifically delegated to a Committee or the General Manager or pursuant to any plan approved by the Board of such Company or as otherwise set forth in Section 3.7). The Boards shall operate independently of the Members and all lawful determinations, decisions and actions made or taken by the applicable Board shall be conclusive and absolutely binding upon the applicable Company. Prior to establishment of the Boards, the Companies will be managed by the Members.

            (b) Membership. The Boards shall be composed of an equal number of representatives appointed by the S-P Members on the one hand and the M Members on the other. Each of the Boards (other than the Board of the Singapore Partnership) shall initially be comprised of three (3) senior executives of S-P or any of its Affiliates, on the one hand, and three (3) senior executives of M or any of its Affiliates, on the other. The Board of the Singapore Partnership shall initially be comprised of five (5) senior executives of S-P or any of its Affiliates and five (5) senior executives of M or any of its Affiliates. At least three of the five members of the Board of the Singapore Partnership to be appointed by each of S-P and M, or any of their Affiliates, shall reside outside of the United States (including one of whom shall reside in Singapore), and at least one of the five such members shall have expertise in research and development matters. The applicable Members may change the size and/or composition of any of the Boards from time to time by mutual written consent of each of the S-P Members and the M Members. The members of each such Board shall not be responsible for day to day competition-related decisions of S-P or M or any of their Affiliates with respect to products competing with the Cholesterol Products. Each of the members of the Boards shall (i) enter into an appropriate confidentiality agreement with the applicable Companies, the Members and S-P or M, as the case may be, which such agreement shall prohibit the unauthorized use or disclosure of Confidential Information obtained from any of the Companies, the Members, or S-P and M, or any of their Affiliates, and appropriate restrictions shall be established to govern to the extent necessary the distribution to the members of the Board of certain materials relating to pricing, pricing strategies, marketing and/or marketing strategies for products or prospective products of either S-P or M, or any of their Affiliates. The S-P Members on the one hand and the M Members on the other may replace any of its Board representatives with another senior executive of S-P or any of its Affiliates, or M or any of its Affiliates, as the case may be, provided that such replacement satisfy the residency and expertise requirements, if any, of the representative being replaced, at any time upon written notice to the other party and the Company. The Board of each of Distribution LLC and Marketing LLC shall be chaired by a representative selected by the M Board Members (each, a "Board Chairperson"). The Board of the Singapore Partnership shall be chaired by two individuals, one representative selected by the S-P Members and one representative selected by the M Members (each, a "Co-Chairperson"). The applicable Board Chairperson or Co-

      Chairperson, in the case of the Singapore Partnership, shall have as his and/or her function as Chairperson the responsibility for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and, subject to the prior review and approval of the Board, issuing minutes of each meeting within thirty (30) days thereafter. From time to time, the Boards may establish subcommittees or subordinate committees (which may or may not include members of the applicable Board itself) to oversee particular projects or activities, and such subcommittees or subordinate committees shall be constituted and shall operate as the applicable Board agrees.

            (c) Meetings of the Boards. The Boards shall hold regular meetings no less frequently than once every quarter, unless the Board otherwise determines. Special meetings of the Boards may be called by any Board member or as otherwise determined by the applicable Board. Meetings, in addition to quarterly meetings, shall be held timely to approve Plans submitted for Board approval in accordance with this Agreement and the Related Agreements, as applicable. Meetings of the Boards may be held by audio or video teleconference. The S-P Members on the one hand and the M Members on the other shall be responsible for all of their own expenses of having their representatives participate on a Board. All meetings of the Board of the Singapore Partnership shall be held outside the United States. All meetings of the Boards of the Companies other than the Singapore Partnership shall be held in the state of Nevada or at such other location as each such Board may determine.

            (d) Manner of Acting. Meetings of a Board shall be effective only if two representatives of the S-P Members on the one hand and two representatives of the M Members on the other are present or participating throughout. The unanimous vote of the members of a Board present or participating at any meeting of a Board shall be necessary for the passage of any resolution or act of a Board. Any action required or permitted to be taken by a Board may be taken without a meeting if each member of a Board consents thereto in writing.

            (e) Dispute Resolution. Except as set forth in Section 7.1(b) [Product Safety], the members of each Board will use reasonable efforts to resolve any dispute, claims, controversies or disagreements, including without limitation matters referred to it by a Committee under Section 3.6(b) [Committee Dispute Resolution]. If any matter cannot be resolved by the applicable Board within a reasonable period of time, such reasonableness to be considered in view of the urgency and importance of the matter, and in any event, within thirty (30) days after the representative(s) of the S-P Members on the one hand or the M Members on the other on the applicable Board has given written notice of such disagreement to the representative(s) of the other party, the S-P Members on the one hand and the M Members on the other shall cause to be prepared and circulated to the other party a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting such position.

      Each such memorandum or statement shall be considered by the respective Executive Sponsor of the S-P Members or the M Members. The respective Executive Sponsors of the S-P Members and the M Members shall use their respective good faith reasonable efforts to jointly recommend a resolution of such dispute to the applicable Board within thirty (30) days. Upon resolution of the matter the respective Executive Sponsors shall jointly execute a written statement setting forth the terms of such recommended resolution.

            (f) Executive Sponsors. Each of M and S-P will designate one senior executive of it or any of its Affiliates (who may also serve as a member of the Board) to serve as that party's "Executive Sponsor" to champion interactions between the S-P Members on the one hand and the M Members on the other with respect to the Cholesterol Business.

      Section 3.4. Committees; Purposes and Principles.

            (a) General. Within ten (10) days after the Effective Date, S-P and M shall cause to be established: (a) a Development Committee (the "Development Committee") which shall be comprised of members designated in a manner, and have the responsibilities and duties, and which shall be subject to any other provisions related to the Development Committee or any members of such Committee, as set forth in the Development Agreement;
      (b) a Marketing Committee (the "Marketing Committee") which shall be comprised of members designated in a manner, and have the responsibilities and duties, and which shall be subject to any other provisions related to the Marketing Committee or any members of such Committee, as set forth in the Co-Promotion Agreement; and (c) a Finance Committee (the "Finance Committee") which shall oversee and coordinate the financial affairs of the Companies and which shall meet at least once every six (6) months. The Committees shall operate independently of S-P, M and the Members, and in the best interests of the Companies.

            (b) Principles. Members of a Marketing Committee shall be persons at a sufficiently high level within M or S-P or their Affiliates to exercise substantive input with respect to matters presented to such Committee. Members of the Marketing Committee may have other responsibilities within M or S-P or their Affiliates including among other things, general oversight of the marketing and/or sales of products in the Field, but not primary day-to-day responsibility for products in the Field. Each of the members of the Committees shall enter into an appropriate confidentiality agreement with the applicable Companies, the Members, and S-P or M, as the case may be. Such confidentiality agreement shall prohibit the unauthorized use or disclosure of Confidential Information obtained from any of the Companies, the Members, S-P and M or any of their respective Affiliates. From time to time, each Committee may establish subcommittees or subordinate committees (which may or may not include members of the Committee itself) to oversee particular projects or activities, and such subcommittees or subordinate committees shall be constituted and shall operate as the Committee agrees.

            (c) Scope of Committee Authority. The activities of the committees described in Section 3.4(a) shall be limited to making recommendations to the General Manager and the Boards of the appropriate Companies. The committees shall have no express or implied authority to act on behalf of any Company or cause any Company to act, except as otherwise authorized by the Board of each such Company.

      Section 3.5. Meetings of the Committees. Each Committee shall hold meetings at such times and in such manner as set forth in the appropriate Related Agreements or as determined by the Committee.

      Section 3.6. Committee Decision Making and Dispute Resolution.

            (a) Manner of Acting. Meetings of a Committee shall be effective only if two representatives of the S-P Members on the one hand and two representatives of the M Members on the other are present or participating throughout. The unanimous vote of the members of a Committee present or participating at any meeting of a Committee shall be necessary for the passage of any resolution or act of a Committee. Subject to Section 3.5, any action required or permitted to be taken by a Committee may be taken without a meeting if each member of a Committee consents thereto in writing.

            (b) Committee Dispute Resolution. Subject to the provisions in
      Section 7.1(b) [Product Safety], if any matter cannot be resolved by a Committee within a reasonable period of time, such matter shall be submitted to the applicable Board for resolution as set forth in Section 3.3(e).

      Section 3.7. Required Consent. Without limiting the generality of the provisions of Section 3.1, no Company shall (nor shall any Member acting on any of the Companies' behalf) take any of the following actions, either directly or indirectly, without receiving the prior approval of the applicable Board, unless such action is taken pursuant to any Plan approved by the Board of such Company:

            (a) employ or retain any employees;

            (b) enter into major transactions, contracts and binding arrangements (other than the Related Agreement or as specifically contemplated hereby or thereby) for which any of the Companies has direct or indirect liability, including, without limitation, any contract, liability or commitment which is not capable of being terminated within twelve (12) months or which, together with all related arrangements, involves $1,000,000 or more (provided, however, that contracts for previously approved and budgeted research and development work, such as clinical grant agreements, are excluded from this clause);

            (c) create any indebtedness of any of the Companies or any security interest, lien, mortgage, charge or other encumbrance over any assets of any of the Companies or the giving of guarantees or indemnities by any of the Companies;

            (d) make any material change in the nature of the business of any of the Companies;

            (e) except as specifically provided in this Agreement or the Related Agreements, commence any suit or action in the name of any of the Companies, seek injunctive relief or specific performance with respect to material matters or agree to any settlement of any suit or claim involving any of the Companies, and each party shall cooperate in all respects with each other and the Company in connection with any such suit, action or claim;

            (f) distribute any cash or assets of any of the Companies to the Members or any of their respective Affiliates, other than as specifically provided for in Article VII of this Agreement or the Related Agreements;

            (g) make, execute or deliver any assignment for the benefit of creditors, or commence a voluntary case seeking liquidation, dissolution, reorganization or adjustment of debts pursuant to the provisions of any state or federal bankruptcy or insolvency act, or consent to the institution of an involuntary case with respect to the same, or ask for or consent to the appointment of a receiver, liquidator, custodian, trustee, or similar official for all or any part of any of the Companies' property;

            (h) assign, transfer, pledge, compromise or release any claim of any of the Companies except for full payment, except as specifically provided in this Agreement;

            (i) sell, assign, transfer, lease, license, sub-license, share, exchange, grant or otherwise dispose of any assets of any of the Companies except for distributions to Members as specifically provided pursuant to the Related Agreements in accordance with the terms thereof;

            (j) engage in any transaction not in the ordinary course of the Cholesterol Business;

            (k) except as specifically set forth in this Agreement or the Related Agreements, approve or file the annual tax returns of any of the Companies, make or change any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law (i) to adjust the basis of any of the Companies' properties or (ii) to extend the statute of limitations for assessment of tax deficiencies against Members or S-P and M with respect to adjustments to any of the Companies' federal, state or local tax returns, represent any of the Companies before the taxing authorities or courts of competent jurisdiction in tax matters affecting any of the Companies and the Members in their capacity as Members, enter into a settlement agreement with respect to any issue raised in an audit of any of the Companies or execute any agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of any of the Companies or the Members;

            (l) change any accounting principle or practice, including the method of accounting for, and reporting of, any of the Companies' assets (tangible or intangible), except as required by GAAP;

            (m) enter into any transactions, contracts or arrangements involving more than $100,000 with S-P or M or any Affiliate of S-P or M; or

            (n) agree or commit to agree to any of the foregoing.

      Section 3.8. Deficit Make-Ups. In the event the Singapore Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Member's Capital Account has a deficit balance (after giving effect to all contributions, distributions, allocations for all Fiscal Years, including the Fiscal Year or Fiscal Years during which such liquidation occurs, and after giving effect to Section 8.3 in the Limited Liability Company Agreement of Singapore Partnership), such Member shall contribute to the capital of the Singapore Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). Capitalized terms in this Section 3.8 shall have the meanings as defined in the Limited Liability Company Agreement of Singapore Partnership.

                                   ARTICLE IV
                      EFFECTIVENESS; APPROVAL; EXCLUSIVITY

      Section 4.1. Effectiveness. Upon delivery of fully executed and duly authorized counterparts of this Agreement and each of the Related Agreements, S-P and M shall form the Companies contemplated hereby and by the Related Agreements. Notwithstanding the foregoing, the activities in the Territory will commence and transfers of assets relating to the operations in the Territory contemplated hereby and by the Related Agreements with respect to the Cholesterol Business will be consummated as promptly as practicable following the date that all applicable waiting periods under the HSR Act shall have expired or been terminated (such date the "Effective Date").

      Section 4.2. Commercially Reasonable Efforts.

            (a) Each of the parties hereto shall file all necessary notifications and reports under the HSR Act with respect to the transactions contemplated hereby as promptly as reasonably practicable following execution and delivery of this Agreement.

            (b) Each of S-P and M and the Members shall use commercially reasonable efforts to avoid the entry of any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, under any Law, that would have the effect of prohibiting, preventing or restricting consummation of the transactions contemplated by this Agreement or any of the Related Agreements, or imposing any material limitation on the conduct of the businesses of S-P, M or any of the Companies following consummation of such transactions, or on the right of S-P or M to enjoy the full benefits of ownership pursuant to this Agreement and the Related Agreements (an "Order").

            (c) Each of S-P and M shall, in connection with the efforts referenced in the foregoing paragraph to avoid the entry of any Order, (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) promptly inform the other party of any communication to it from any Governmental Entity and permit the other party to review in advance any proposed communication from it to any Governmental Entity or Third Party; and (iii) not arrange for or participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry without consulting with each other in advance, and, to the extent permitted by such Governmental Entity, giving the other party the opportunity to attend and participate thereat. Neither S-P or M shall enter into any proposed understanding, undertaking, or agreement with any Governmental Entity in connection with the transactions contemplated by this Agreement without the prior written consent of the other party.

            (d) In connection with the foregoing, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of S-P and M shall cooperate and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement or the Related Agreements or imposes any material limitation on the conduct of the businesses of either S-P or M or of any of the Companies following consummation of such transactions or on the right of S-P or M to enjoy the full benefits of ownership pursuant to this Agreement and the Related Agreements.

            (e) If any objections are asserted with respect to the transactions contemplated hereby or under any Related Agreement under any Law or if any suit is instituted challenging any of the transactions contemplated hereby as violative of any Law or regulation, each of S-P and M shall take commercially reasonable actions in response to any matters that may be required or proposed (i) by the applicable Governmental Entity in order to resolve any such objections as such Governmental Entity may have to such transactions under such Law, or (ii) by any domestic or foreign court or administrative agency or similar tribunal, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated hereby as violative of any Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions or would otherwise deprive either S-P or M of the material benefits of the ownership and control of its respective assets or operations after the Effective Date pursuant to this Agreement and the Related Agreements.

            (f) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall require, or be construed to require, either S-P or M to proffer to, or agree to, sell, license, or hold separate and agree to sell or license, before or after the Effective Date, any assets, businesses, or interest in any assets or businesses of such party or any of its respective Affiliates (or to consent to any sale, license, or agreement to sell or license by either S-P or M or any of their Affiliates of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses.

      Section 4.3. Non-Compete.













            [***]













                                    ARTICLE V
                            DEVELOPMENT AND MARKETING

      Section 5.1. General. The development of each Cholesterol Product shall be governed by the provisions of the Development Agreement, the License Agreement and this Agreement. The marketing of each Cholesterol Product shall be governed by the provisions of the Co-Promotion Agreement and this Agreement.

      Section 5.2. Product Recalls. Subject to Section 7.1(b), if either Executive Sponsor believes that a recall of a Cholesterol Product is necessary, such Executive Sponsor shall notify the other Executive Sponsor within forty-eight (48) hours of its determination and both S-P and M and the relevant Members shall cooperate to allow such recall to occur to the extent determined by the relevant Board (other than for safety which shall be solely governed by and resolved pursuant to Section 7.1(b)). The General Manager will be responsible for execution of such recall.

      Section 5.3. Trademarks.

            (a) The Z/E Combination Product and the M/E Combination Product shall each be marketed in the Territory under a single trademark recommended by the relevant Marketing Committee and approved by the Marketing LLC (respectively, the "US Z/E Trademark," and the "[***]"). If not confusingly similar to the S-P or M trademarks, the US Z/E Trademark and the [***] will each be owned solely by Marketing LLC and filed and prosecuted by counsel selected by Marketing LLC. Notwithstanding the foregoing, M shall retain exclusive use of the ZOCOR and [***] trademarks, and S-P shall retain exclusive use of the ezetimibe trademarks. The parties, however, agree that they will seek to optimize the commercial benefits of these trademarks through the potential use of trademarks for the Companies' Cholesterol Products.

            (b) (i) Promptly following the Effective Date, M or its Affiliates shall grant to each of the Companies a limited, royalty free, non-sublicensable right to use the M name and logo (the "M Marks") in connection with the marketing of the Cholesterol Products. Such grant shall be made pursuant to a trademark license agreement in form and substance reasonably acceptable to M. The M Marks shall only be used as reasonably determined by the applicable Board, except as specifically provided in the Related Agreements.

                  (ii) Promptly following the Effective Date, S-P or its Affiliates shall grant to each of the Companies a limited, royalty free, non-sublicensable right to use the S-P name and logo (the "S-P Marks") in connection with the marketing of the Cholesterol Products. Such grant shall be made pursuant to a trademark license agreement in form and substance reasonably acceptable to S-P. The S-P Marks shall only be used as reasonably determined by the applicable Board, except as specifically provided in the Related Agreements.

                                   ARTICLE VI
                              RIGHT OF FIRST OFFER

      Section 6.1. Right of First Offer.

            (a) Unless and until an agreement which provides for the marketing, distribution and sale of the Cholesterol Products in the ROW has been executed and delivered by M and S-P or their respective Affiliates, neither M or S-P or any of their Affiliates shall enter into discussions or negotiations with any Third Party (other than a Pre-Existing Relationship) regarding any business arrangement either with itself or any of its Affiliates for the marketing, sale, promotion or any similar commercial activities of any of the Cholesterol Products in any country in the ROW (a "ROW Arrangement") unless the party interested in pursuing such discussions or negotiations (the "Offering Party") first submits in writing to the other party (the "Other Party") a good faith offer containing the terms on which it would agree to enter into a ROW Arrangement for the applicable country with the Other Party. The Other Party must accept in writing within 20 business days of the delivery of such offer in order to accept such offer. In the event that the Other Party rejects such offer in writing, or fails to accept within such period (the earlier of such dates, the "Rejection Date"), the Offering Party may enter into discussions with Third Parties regarding such a ROW Arrangement.

            (b) The Offering Party may, within 180 days after the Rejection Date, enter into a ROW Arrangement with the Third Party on the same financial and economic terms and, to the extent feasible, substantially the same other terms as offered to the Other Party, and which such other terms shall, in the aggregate, be no more favorable to the Third Party than those offered to the Other Party. The Offering Party will provide the Other Party with prompt written notice of the entering into of any such agreement. In the event the Offering Party desires to enter into a ROW Arrangement on financial and economic terms which are not the same, or which would not have substantially the same other terms to the extent feasible, as those previously offered, and which such other terms are, in the aggregate, more favorable to the Third Party than those offered to the Other Party, or after the expiration of such 180-day period, the provisions of this Section 6.1 shall apply again.

            (c) For purposes of clarity, the parties hereto agree and acknowledge that no license rights are implied, granted or otherwise arise pursuant to this Section 6.1

            (d) For a 90-day period following the date of execution of this Agreement, S-P and M shall negotiate exclusively concerning a business arrangement for the development, marketing, sale, promotion or any similar commercial activities of all of the Cholesterol Products in the ROW together with Japan, provided that this exclusive negotiation period shall not be construed as an obligation of the parties to enter into a final, binding agreement with respect to such markets.

                                   ARTICLE VII
                  DISPUTE RESOLUTION, TERMINATION, DISSOLUTION
                                 AND LIQUIDATION

      Section 7.1. Dispute Resolution.

            (a) General. Except as set forth in Section 7.1(b) (and without limiting any dispute resolution procedures and remedies specifically provided in any of the Related Agreements), any and all disputes, claims, controversies or disagreements with respect to this Agreement or any of the Related Agreements shall be resolved pursuant to the procedures set forth in Section 3.3(e) and Section 3.6(b), as applicable, and each of S-P, M and the Members agree that none of them shall, except as contemplated by Section 9.14 [Judicial Proceeding], resort to any means whatsoever, including litigation, arbitration, dissolution by a judicial forum or decree, or by operation of law, appointment of a trustee, receiver, custodian or similar person, or to any other form of proceeding in connection with any such dispute, claim, controversy or disagreement, including, without limitation, pursuant to
      Section 86.491 of the Nevada Limited Liability Company Act, Section 18-802 of the Delaware Limited Liability Company Act and other similar applicable laws.

            (b) Product Safety. The Development Committee will use good faith reasonable efforts to resolve disputes relating to product safety. If unsuccessful, the Board of the Singapore Partnership and then the Presidents of Research and Development for each of S-P and M will use reasonable efforts to resolve such dispute. If the Presidents of Research and Development for each of S-P and M are unable to resolve such dispute, the respective Chief Executive Officers of each of S-P and M shall use their good faith reasonable efforts to resolve such dispute.

      [*** Note: approximately one and one-half pages of text are omitted]

      Section 7.2. Termination. This Agreement may be terminated and the provisions of Section 7.3 shall apply, as follows:

            (a) Regulatory Approval. By M or S-P, in the event that the applicable waiting periods under the HSR Act with respect to the Cholesterol Business shall not have expired or been terminated prior to the twelve month anniversary of the date hereof; or

            (b) Bankruptcy. By M, in the event of the Bankruptcy of S-P or any of its Significant Subsidiaries and, by S-P, in the event of the Bankruptcy of M or any of its Significant Subsidiaries; or

            (c) Material Breach. By M, in the event of a Material Breach (as defined below) by S-P or one of its Affiliates of its obligations under this Agreement or one or more of the Related Agreements or, by S-P, in the event of a Material Breach by M or one of its Affiliates of its obligations under this Agreement or one of the Related Agreements, which breach is not cured by the breaching party or its Affiliates within thirty
      (30) days, or such longer period as specifically provided pursuant to the Related Agreements, after receipt by the breaching party and its ultimate parent, M or S-P, as the case may be, of written notice of the breach requesting cure of the breach, with reasonable detail of the particulars of the alleged breach or in the event that the breach cannot be reasonably cured within such thirty (30) day period, or such longer period as specifically provided pursuant to the Related Agreements, the other party or its Affiliate has not initiated actions reasonably expected to cure the cited failure within thirty (30) days of receiving notice and has not in any event cured such breach within 120 days of receiving notice, or such longer period as specifically provided pursuant to the Related Agreements. For purposes of this Section 7.2(c), "Material Breach" means a breach of a material provision of this Agreement or any of the Related Agreements that (i) results in a material adverse effect on the business, operations or financial condition of the Companies taken as a whole, or the value of the Companies taken as a whole, and (ii) materially frustrates the ability of either S-P or M, as the non-breaching party, as the case may be, to realize the reasonably anticipated benefits from the Companies ("Material Adverse Effect"). A Material Breach shall also be deemed to occur upon any breach of Section
      9.9 of this Agreement, provided that if an alleged breach is by a Person that has been determined to be an Affiliate of M or S-P, as the case may be, such breach will not be deemed a Material Breach if M or S-P, as the case may be, demonstrates by a preponderance of the evidence each of the following (i) that it did not cause, assist or encourage such Affiliate to take the action underlying the alleged breach, (ii) that it did not have the power to prevent such Affiliate from taking such action and (iii) that it used commercially reasonable efforts to prevent such Affiliate from taking such action. Notwithstanding the prior sentence, such breach may, however, nevertheless be determined to be a Material Breach pursuant to the provisions of the next sentence. The determination of whether a Material Breach has occurred and liability for such breaches shall be made in a judicial proceeding pursuant to Section 9.14 [Judicial Proceeding]; or

            (d) Change of Control. By S-P, in the event of a Change of Control of M, or by M, in the event of a Change of Control of S-P, as the case may be; or










                  [***]










      Section 7.3. Consequences of Termination.

            (a) General. With respect to any event of termination, each party shall undertake, during the pendency of the procedure to determine whether such event of termination has occurred and the implementation of the consequences of such termination, to maintain the Cholesterol Business as a going concern, so that all of the rights, title and interests in the Companies and the Cholesterol Businesses may be conveyed. The parties acknowledge that in the event of a termination of this Agreement that results in one party acquiring the Interests of another party hereto, the acquiring party may determine to continue operating the Cholesterol Business through one or more of the Companies.

            (b) Regulatory Approval. In the event of termination pursuant to
      Section 7.2(a), either S-P or M shall have the right, exercisable by delivery of written notice to the other, to require such reasonable actions be taken so as to put each of S-P and M back, to the maximum extent possible and as promptly as practicable, to the position they were in prior to their and their Affiliates' respective contributions of the assets to the Companies. The costs and expenses of any such actions shall be borne equally by M and S-P.

            (c) Bankruptcy. In the event of termination pursuant to Section 7.2(b), the non-bankrupt party (or its designee) shall be entitled to purchase the bankrupt party's Interests in each of the Companies. Such purchase and sale shall be consummated as soon as practicable, but in any event within 300 days of determination of a Bankruptcy of the other, and each of the parties shall execute such documents as are reasonable and necessary in connection therewith. The purchase price for any such purchase shall be an amount equal to the fair market value of the bankrupt party's Interests determined in the manner described in Section 7.3(e)(i).

            (d) Material Breach.

                  (i) In the event of termination pursuant to Section 7.2(c), the non-breaching party (or its designee) shall be entitled to purchase the breaching party's Interests in each of the Companies. Such purchase and sale shall be consummated as soon as practicable, but in any event within 120 days of determination of a Material Breach and the related appraisal and damage proceedings, and each of the parties shall execute such documents as are reasonable and necessary in connection therewith. The purchase price for any such purchase shall be an amount equal to the fair market value of the breaching party's Interests as determined in a judicial proceeding as set forth in Section 9.14. In determining the fair market value of the breaching party's Interests, the court shall apply the standards applicable in an appraisal proceeding under Section 262 of the Delaware General Corporation Law as may be amended from time to time.

                  (ii) Any termination of this Agreement or any of the Related
            Agreements pursuant to this Section 7.3(d) due to a breach of this Agreement or any of the Related Agreements shall not relieve the breaching party from liability for damages caused by its breaches (except that the breaching party shall not be liable for punitive, special, consequential, incidental, indirect or exemplary or other similar damages or lost profits) as a result of any such breach. Damages shall be determined in the judicial proceeding contemplated by this Section 7.3(d).

            (e) Change of Control. Within 45 days after the date of a Change of Control of S-P or Change of Control of M, the party which did not experience the Change of Control (the "Call Party") may by written notice (the "C-O-C Notice") delivered to the other party (the "C-O-C Party") request that the fair market value of the C-O-C Party's Interests (the "Call Price") be determined in accordance with paragraph (i) of this
      Section 7.3(e).

                  (i) The Call Price shall be conclusively determined by two internationally recognized investment banking firms, one of which shall be retained and paid by the Call Party and one of which shall be retained and paid by the C-O-C Party. The Call Party and the C-O-C Party shall promptly notify each other of their respective selections. If either such party fails to deliver such notice to the other party of its selection of an investment banking firm within 30 days after delivery of a C-O-C Notice, the determination shall be rendered by the single investment banking firm so selected (whose fees, in such case, shall be borne equally by S-P and M). The investment banking firms selected in accordance with the foregoing procedure shall each determine the fair market value of the C-O-C Party's Interest, (which value shall be an amount determined assuming that the buyer and seller are under no compulsion to buy or sell and shall be determined without regard to any minority or illiquidity discount) and submit their determinations of such value to the Call Party and the C-O-C Party within 45 days following their selection. The Call Price shall be the amount equal to the sum of such values determined by each investment banking firm divided by two, except that if there is more than a 12% difference between (x) the average of such values and (y) each of such values, the two investment banking firms shall, within 20 days after their submissions mutually select and appoint a third investment banking firm, similarly qualified, and give written notice thereof to the Call Party and the C-O-C Party. If the two investment banking firms fail to appoint a third investment banking firm within such 20-day period, the third investment banking firm shall be selected and appointed, at the request of either party, by the President of the Association of the Bar of the City of New York or by a person designated by such President. Within 30 days after the appointment of the third investment banking firm, the third investment banking firm shall promptly submit in writing to the Call Party and the C-O-C Party its determination of the fair market value. If the valuation of the third banker is not between the valuations of the first and second bankers, fair market value shall be the average of the valuations of the third banker and the next closest valuation. If the valuation of the third banker is (i) between the valuations of the first and second bankers and (ii) not more than 30% (calculated as the average of the first two valuations multiplied by 0.3) higher or lower than the valuations of each of the first and second bankers, then fair market value shall be the average of the valuations of all three bankers. If the valuation of the third banker is (x) between the valuations of the first and second bankers and (y) more than 30% (calculated as the average of the first two valuations multiplied by 0.3) higher or lower than one or both of the other two valuations, then fair market value shall be the average of the third banker's valuation and the valuation, if any, that is not more than 30% (calculated as the average of the first two valuations multiplied by 0.3) higher or lower than the third banker's valuation. For illustrative purposes only, Schedule
            7.3 hereof sets forth examples of the method of determining fair market value pursuant to the provisions of this Section 7.3(e). The fair market value as determined above shall be final and binding upon the Call Party and the C-O-C Party. The cost of such third investment banking firm shall be borne one-half by the Call Party and one-half by the C-O-C Party.

                  (ii) The Call Party shall have the right, exercisable by
            delivery of written notice to the C-O-C Party (a "Call Notice") within 60 days after the final determination of the Call Price, to require the C-O-C Party to sell the C-O-C Party's entire Interest to the Call Party (or its designee) at a price equal to the Call Price. Any such sale shall be made without representations or warranties of the C-O-C Party other than regarding the authorization of the sale and title to the Interest being sold. Upon and after the consummation of such sale, the C-O-C Party shall have no responsibility or liability for any liabilities or obligations of the Companies (whether contingent, absolute, realized or unrealized) that exist as of the date of such sale or that are incurred by the Companies thereafter.

                  (iii) Any purchase and sale of the C-O-C Party's Interest
            effected pursuant to this Section 7.3(e) shall be consummated at a closing at the offices of the Call Party on a business day within 15 days following the delivery of the Call Notice (upon at least five days' notice by the Call Party); provided that such period shall be extended for 180 additional days, or such shorter period of time, as shall be necessary in order to obtain requisite governmental or regulatory approvals with respect to such transaction; provided, further, that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing, the Call Party shall pay the C-O-C Party the Call Price by wire transfer of immediately available funds to an account specified by the C-O-C Party, and the Company and the parties to such transaction shall execute any and all documents necessary to effect the full and complete transfer of the C-O-C Party's Interest.

                  (iv) No investment banking firm selected by a party pursuant to this Section 7.3(e) shall have represented such party in a significant engagement within the 24-month period immediately prior to such selection. Any investment banking firm selected in any other manner shall not have represented either party in a significant engagement within the 24-month period immediately prior to such selection.

            (f) Survival of Certain Related Agreements. In the event of any termination of this Agreement pursuant to Sections 7.2(b) [Bankruptcy],
      (c) [Material Breach], or (d) [Change of Control], the Related Agreements entered into by the breaching party, the bankrupt party or the party experiencing the Change or Control (or its Affiliates) shall, notwithstanding anything to the contrary contained therein, remain in effect as provided therein.

            (g) Survival of Certain Provisions of this Agreement. In the event of any termination of this Agreement pursuant to Sections 7.2(b) [Bankruptcy], (c) [Material Breach] or (d) [Change of Control]:

                  (i) All provisions of Section 9.1 [Confidentiality] shall survive and continue to be binding on the Terminated Party in all respects for six years following such termination.

                  (ii) All provisions of Section 9.1 (other than Sections 9.1(a)(i) and (a)(iii)) shall survive and continue to be binding on the Non-Terminated Party for six years following such termination, provided that if the Terminated Party's Interests are not acquired by the Non-Terminated Party, all provisions of Section 9.1 shall survive and continue to be binding on the Non-Terminating Party for six years following such termination.

                  (iii) Section 4.3 [Non-Compete] with respect to ezetimibe
                        (whether monotherapy, combination or retained uses) (it being understood that all CAIs other than ezetimibe are addressed in clause (iv) of this Section 7.3(g)) shall survive and continue to be binding on the Terminated Party and its Affiliates, as the case may be, until the expiration of the last to expire U.S. patents (and any marketing exclusivity period attendant thereto) owned by or licensed to any of the Companies which claim or cover
                        (A) ezetimibe or (B) a combination of ezetimibe and a Statin.

                  (iv) All other provisions of Section 4.3 shall survive and continue to be binding on the Terminated Party and its Affiliates (including any acquiring or surviving entity in the event of a Change of Control), but only with respect to Pre-Termination Substances, until the later of (A) four years following such termination or (B) four years after the Launch of a Combination Product, provided that the maximum survival period under this clause (B) shall be five years after termination of this Agreement.

                  (v) All provisions of Sections 8.1, 8.2, 8.4 and 8.5 shall survive for two years following termination.

            (h) [***]




























            (i) Agreement to Enter into New Agreements. In the event that (i) this Agreement is terminated pursuant to [***] and (ii) S-P resolves the issues that M believed constituted a [***], as the case may be, S-P will promptly notify M in writing of the resolution of such issues or completion of such study, as the case may be. Then, if M provides written notice to S-P within 20 business days of receipt of supporting information reasonably requested by M and study results, as the case may be, the parties will enter into agreements on substantially similar terms as the terms set forth in this Agreement and the Related Agreements (the "New Agreements") within 60 days of receipt of such notice. M shall reimburse S-P on the date of execution of the New Agreements for costs incurred by S-P (net of costs reimbursed to S-P and its Affiliates by any Third Party) relating to the development and marketing of ezetimibe and the Z/E Combination Product from the date of termination of this Agreement until the execution date of the New Agreements that would otherwise have been borne by Singapore Partnership and Marketing LLC. Notwithstanding the non-compete provisions of this Agreement, the parties hereto acknowledge that from the date of termination of this Agreement pursuant to Section 7.2(e) or 7.2(f) until the execution date of the New Agreements, S-P will be free to enter into any business arrangements of any kind with respect to ezetimibe and that the New Agreements will contain such modifications to the non-compete and other provisions as are necessary to reflect any such business arrangements, as well as changes in law or corporate organization.

                                  ARTICLE VIII
                          REPRESENTATIONS, WARRANTIES,
                          COVENANTS AND INDEMNIFICATION

      Section 8.1. Representations and Warranties of the Parties. Each of M and the M Members hereby represents and warrants to S-P and the S-P Members with respect to itself and each of S-P and the S-P Members hereby represents and warrants to M and the M Members with respect to itself as of the date hereof as follows:

            (a) Organization and Good Standing; Power and Authority; Qualifications. Such party (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted and (iii) has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Related Agreements to which it is a party.

            (b) Authorization of this Agreement and the Related Agreements. The execution, delivery and performance of each of this Agreement and the Related Agreements has been duly authorized by all requisite action on the part of such party which is a party hereto and thereto, and each of this Agreement and the Related Agreements constitutes a legal, valid and binding obligation of such party which is a party hereto and thereto, enforceable against each such party in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

            (c) No Conflict. The execution and delivery by such party of this Agreement and the Related Agreements to which it is a party and the consummation by such party of the transactions contemplated hereby and thereby and the compliance by such party with the provisions hereof and thereof will not (i) violate any material provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or result in the creation of any encumbrance upon any of its properties or assets under, any contract to which it is a party or (iii) violate its certificate of incorporation or by-laws or other organizational documents, that in the case of clause (i) or (ii), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or prevent the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, S-P represents and warrants that neither it nor any of its Affiliates has any obligation to any Third Party that would require it to contribute or license to a Third Party the right to manufacture, market or distribute in the Territory (i) for the over-the-counter market, any of the Cholesterol Products or (ii) any Cholesterol Absorption Inhibitor so that such Third Party could use such Cholesterol Absorption Inhibitor alone or in combination with a Statin. Without limiting the generality of the foregoing, M represents and warrants that neither it nor any of its Affiliates has any obligation to any Third Party that would require it to contribute or license to a Third Party the right to manufacture, market or distribute in the Territory (i) for the over-the-counter market, any of the Cholesterol Products or (ii) simvastatin or [***] for combination use so that such Third Party could use simvastatin or [***] for combination use in combination with a Cholesterol Absorption Inhibitor. Notwithstanding the foregoing, M has represented to S-P that there may be restrictions on M's rights to contribute simvastatin or [***] (i) for combination use for the over-the-counter market pursuant to a joint venture with Johnson & Johnson and (ii) for animal health uses pursuant to a joint venture with Aventis S.A.

      Section 8.2. Certain Representations.

            (a)-(d)      [***]


















            (e) S-P hereby represents and warrants that the Cholesterol Assignment Documents, together with this Agreement and the Related Agreements, provide to the Singapore Partnership all of the rights and obligations and all of the benefits of all of the representations, warranties, covenants and agreements provided to Schering Sales Management, Inc. pursuant to the Schering

      License Agreement (Existing Cholesterol Combination IP), dated as of the date hereof and as may be amended from time to time, excluding only the obligations under Section 7 thereof.

      Section 8.3. Certain Covenants. Each party hereto, with respect to itself, agrees that, for so long as this Agreement is in effect:

            (a) Maintenance of Corporate Existence, etc. Such party shall maintain in full force and effect its corporate existence, rights, governmental approvals, permits, and franchises and all licenses and other rights material to and necessary in the conduct of its business as currently conducted and as proposed to be conducted, except to the extent that such failure to preserve and maintain such existence and qualifications would not reasonably be expected to have a Material Adverse Effect.

            (b) Compliance with Laws. Each Company shall use reasonable efforts to comply with all applicable laws, rules regulations and orders, except for violations or failures to so comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each M Member and each S-P Member shall comply with all applicable laws, rules, regulations and orders as it relates to such party with respect to the Cholesterol Business, except for violations or failures to so comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (c) Insurance. The Companies shall maintain adequate insurance covering all aspects of the Cholesterol Businesses. Each other party shall keep its assets that are necessary to perform its obligations under this Agreement and the Related Agreements and which are of an insurable character, if any, insured in accordance with such party's then applicable insurance program for its business.

      Section 8.4. Certain Obligations. Each of M and S-P hereby guarantees the performance by their respective Affiliates of each of such Affiliates' obligations as members or partners of the Companies and/or as parties to the Related Agreements. Each of M and S-P agrees that the Members that are their respective Affiliates shall not engage in any business other than the ownership of the Interests and matters incidental thereto.

      Section 8.5. Indemnification.

            (a) General Indemnification. Each party hereto shall indemnify, defend and hold the other parties, their affiliates, their respective officers, directors, partners, members, shareholders, employees, agents, representatives, successors and assigns (each an "Indemnified Entity") harmless from and against all Losses (as defined in Section 8.5(b)) incurred or suffered by an Indemnified Entity arising or resulting from the breach of any of the representations, warranties or covenants made by any party in Sections 8.1, 8.2, 8.3 and 8.4. Notwithstanding any provision to the contrary contained in this Agreement, none of Indemnified Entities shall make any claim against either party, as the case may be, for any breach of representation and warranty until the dollar amount of all such claims shall exceed in the aggregate the amount of $2,000,000.

            (b) Indemnification Principles. For purposes of this Section 8.5, "Losses" shall mean each and all of the following items: claims, losses (other than lost profits), liabilities, obligations, payments, damages (other than punitive, special, indirect, consequential, incidental, exemplary or other similar damages), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts).

            (c) Claim Notice. A party seeking indemnification under this Section
      8.5 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provisions of this Agreement under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnity is sought except to the extent such party is materially prejudiced by such failure or delay.

            (d) Related Agreements. Notwithstanding the foregoing, to the extent there is any conflict between the indemnification provisions in this Agreement and any Related Agreement, the indemnification provisions in the Related Agreements shall control and preempt this Section 8.5, but only with respect to the applicable Related Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1. Confidentiality.

            (a) Without limiting the effect of the confidentiality provisions of any of the Related Agreements, and subject to the exceptions provided in
      Section 9.1(b), neither S-P or M nor their respective Affiliates nor any Company shall, without the prior written consent of S-P or M, as the case may be, divulge, use or permit its, or its Affiliates', officers, employees, agents, advisors or contractors to divulge to any Person or use (other than as provided in Section 9.1(c)):

                  (i) the contents of this Agreement or any of the Related
            Agreements;

                  (ii) any confidential or proprietary information which has been provided to it (whether before or after the date of this Agreement) by any of the other parties hereto; or

                  (iii) any confidential or proprietary information relating to the Cholesterol Business other than the information covered by
            Section 9.1(a)(ii);

      including, in each case, all financial, marketing and technical information, specifications, ideas, concepts, technology, processes, knowledge and know-how, together with all details of customers, suppliers, prices, discounts, margins, information relating to research and development, current trading performance and future business strategy (collectively, the "Confidential Information").

            (b) The restrictions imposed by Section 9.1(a) shall not apply to the disclosure of any information which:

                  (i) is or becomes generally available to the public other than as a result of any breach of the provisions of this Agreement;

                  (ii) is lawfully in the possession of such other party prior to receipt from the disclosing party;

                  (iii) is commonly known to Persons engaged in the
            pharmaceutical industry other than as a result of any breach of the provisions of this Agreement;

                  (iv) is independently developed by such party without
            reference to the other party's or the Companies' Confidential Information; or

                  (v) is required to be disclosed by S-P, M or any Member or any
            Company under any law applicable to the conduct of such party's business or otherwise or is disclosed upon S-P, M or any Member or any Company becoming legally compelled to disclose, if, in any such case, S-P, M or any Member or any Company under such legal obligation or compulsion has used its best efforts to afford the other party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

            (c) Each of S-P, M and the Members shall ensure that Confidential Information is disclosed only to those of its and its Affiliate's officers, employees, agents, advisors and contractors who need to know it, and who are bound by written obligations of confidentiality in respect of such information or have similar duties under their professional ethics code, and each party hereto takes full responsibility for all actions of its employees and advisors and those of its Affiliates.

            (d) Each of S-P, M and the Members will return all copies of documents containing Confidential Information to the party to which such information relates upon request after termination hereof other than one copy which may be maintained solely for record keeping purposes.

            (e) Notwithstanding any other provision of this Agreement, during the six-year period following termination of this Agreement pursuant to
      Section 7.2(d), all Confidential Information relating to the Cholesterol Products known to, or in the possession of, the Terminated Party and entities that were Affiliates of the Terminated Party prior to the termination of this Agreement, shall not be disclosed, provided or otherwise made available, to the Person that acquired the Terminated Party or to any of such Person's Affiliates, officers, directors, employees or agents.

      Section 9.2. Publicity. (a) Neither S-P nor any of its Affiliates on the one hand nor M or any of its Affiliates on the other hand may use the name of the other or any of the Companies in any publicity or advertising except as specifically provided in any Related Agreements, and may not issue a press release or otherwise publicize or disclose any information related to the existence of this Agreement or any of the Related Agreements or the terms or conditions hereof or thereof without the prior written consent of the other. S-P and M shall agree on the form, content and timing of the initial press release or public statement that may be used by either of S-P or M to describe this Agreement and any of the Related Agreements and any subsequent press release or subsequent public statement with respect to or relating to the transactions contemplated by this Agreement or any of the Related Agreements or any of the terms or conditions hereof or thereof. In the event that either S-P or any of its Affiliates on the one hand or M or any of its Affiliates on the other hand (the "Disclosing Party") is requested (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or required (by applicable federal or state securities laws or any rule or regulation of any national securities exchange) to make any such disclosure, the Disclosing Party shall provide the other party (either S-P or M, as the case may be) with prompt written notice of any such request or requirement so that such other party may seek a protective order or other appropriate remedy and/or, if it also determines that such disclosure is required, waive compliance with the provisions of this Section 9.2. If, in the absence of a protective order or other remedy or the receipt of a waiver by such other party, the Disclosing Party is nonetheless, in the written opinion of its outside legal counsel, legally compelled to make such disclosure, the Disclosing Party may disclose only that portion which such counsel advises the Disclosing Party is legally required to be disclosed, provided that the Disclosing Party shall use its best efforts to avoid such disclosure including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that, to the extent available, confidential treatment will be afforded to such information included in the disclosure.

            (b) None of the Companies may use the name of either M or S-P or their respective Affiliates in any publicity, press release, or other similar public disclosure without the prior written consent of M or S-P, as the case may be.

      Section 9.3. Further Assurances. Each of S-P and the S-P Members on the one hand and M and the M Members on the other hand shall cooperate with each other and shall promptly execute, acknowledge and deliver any assurances, approvals or documents reasonably requested by the other that is necessary for the requesting party to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

      Section 9.4. Notices. All consents or other notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as set forth on Schedule 9.4. Notices delivered to an addressee shall be deemed to have been given upon such delivery. Notices sent by telecopier shall be deemed to have been given upon confirmation by telecopy answerback (followed promptly by the mailing of the original of such notice). Notices mailed by registered or certified mail shall be deemed to have been given upon the expiration of five
(5) business days after such notice has been deposited in the mail.

      Section 9.5. Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of either this Agreement or any Related Agreement shall not prevent a subsequent act, which would have originally constituted a violation from having the effect of an original violation. No waiver of any breach of any of the terms of this Agreement or any of the Related Agreements shall be effective unless such waiver is in writing and signed by the party or parties against whom such waiver is claimed.

      Section 9.6. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude, constitute an election of remedies or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

      Section 9.7. Assignment; Binding Effect. Except as specifically set forth in the Related Agreements, without the consent of all of the parties hereto, which consent may be given or withheld by each party in its sole discretion, neither this Agreement nor any Interest of a party in any of the Companies may be assigned or otherwise transferred, except (i) to wholly-owned subsidiaries of such party provided that any such subsidiary remains at all times directly or indirectly wholly-owned by M or S-P, as the case may be or (ii) pursuant to
Section 7.3. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns.

      Section 9.8. Severability. In the event of any challenge of the validity or enforceability of any term, part or provision of this Agreement or any of the Related Agreements, until a final, unappealable decision is rendered and, pending such final, unappealable decision, such challenged term, part or provision shall remain in full force and effect. Any term, part or provision of this Agreement or any of the Related Agreements, which is determined by a court in a final, unappealable decision to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering in any way invalid or unenforceable the remaining terms, parts and provisions of this Agreement, or any of the Related Agreements or affecting the validity or enforceability of any of the terms, parts or provisions of this Agreement or any of the Related Agreements, in any other jurisdiction and, accordingly, all such other terms, parts and provisions shall remain in full force and effect. If any provision of this Agreement or any of the Related Agreements, is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      Section 9.9. Standstill.

      (a) Each of S-P and M agrees and acknowledges that, for the Standstill Period, it and its affiliates (as currently defined in Rule 12b-2 under the Exchange Act and as defined under current law interpreting Rule 12b-2) will not, (and neither it nor any such affiliates will assist, facilitate, provide or arrange financing to or for others or encourage others to), directly or indirectly, acting alone or in concert with others, unless specifically requested in writing in advance by the Board of Directors of the other party:

            (i) acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the assets or businesses of the other party or any securities issued by the other party, or any rights or options to acquire such ownership (including from a Third Party), other than de minimus acquisitions of securities which are disposed of in the public market promptly,

            (ii) seek or propose to influence or control (publicly or otherwise) the management or the policies of the other party or to obtain representation on the other party's Board of Directors, or "solicit," or participate in any "solicitation" of, any "proxies" or "consents" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any securities of the other party,

            (iii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the provisions of this Section 9.9,

            (iv) seek to amend, modify or supplement this Section 9.9 or seek to have the other party or its Affiliates waive or relinquish any of the restrictions of this Section 9.9,

            (v) seek or request permission to do any of the foregoing or make or seek permission to make any public announcement with respect to any of the provisions of this Section 9.9, or

            (vi) take any action which would result in or would reasonably be expected to result in the other party making a public announcement regarding any of the provisions of this Section 9.9.

      (b) Notwithstanding the provisions of Section 9.9(a), in the event that the Board of Directors of M or S-P resolves to engage in, or engages in, a process designed for such party to solicit offers relating to transactions which, if consummated, would constitute (i) a Business Combination involving a sale of all or substantially all the Outstanding Voting Securities of M or S-P, as the case may be, for consideration consisting of at least 80% cash and/or non-voting securities, or (ii) a Business Combination that directly results in a shift of direct and indirect majority voting control from the public shareholders of M or S-P, as the case may be, to a single shareholder or "group" of shareholders (as defined in Regulation 13D), then the provisions of Section 9.9(a) shall be deemed to be waived solely to the extent necessary to permit the other party to participate in such process on terms and conditions at least as favorable to such other party as those offered to the other participants in such process until such time, if any, as the Board of Directors of M or S-P, as the case may be, terminates, rescinds or allows such process to lapse.

      Section 9.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

      Section 9.11. Integration. This Agreement and the Related Agreements constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining thereto. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Related Agreements, the terms and conditions of this Agreement shall prevail, except as specifically provided herein.

      Section 9.12. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

      Section 9.13. Amendments. Any amendment, supplement or waiver to this Agreement shall be made in writing and shall be adopted and be effective only if signed and approved by each of the parties hereto.

      Section 9.14. Judicial Proceeding.

            (a) General. Any disputes, claims, controversies or disagreements with respect to this Agreement or any of the Related Agreements, including whether a Material Breach has occurred, that cannot be resolved pursuant to the procedures set forth in Sections 3.3(e), 3.6(b) and 7.1, such procedures to be fully complied with, as applicable, shall be finally determined in a judicial proceeding; provided that (i) no party shall seek dissolution by a judicial forum or by operation of law, appointment of a trustee, receiver, custodian or similar person, including, without limitation, pursuant to Section 86.491 of the Nevada Limited Liability Company Act and Section 18-802 of the Delaware Limited Liability Company Act and (ii) the foregoing shall not limit any remedies specifically provided in any of the Related Agreements. Notwithstanding anything to the contrary, no dispute relating solely to business decisions relating to the operation of the Cholesterol Business shall be submitted to any judicial proceeding hereunder.

            (b) Consent to Jurisdiction. Each party to this Agreement, or to any of the Related Agreements hereby, consents to the exclusive jurisdiction of the state courts of New York for the purposes of any action or proceeding arising out of or in connection with this Agreement or any of the Related Agreements pursuant to Section 9.14(a), and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in the New York Supreme Court-Commercial Division. None of the parties to this Agreement, nor any of their subsidiaries or Affiliates, will raise any objection to proceedings in New York based on section 1312 of the New York Corporation Law or any similar statute. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto further irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to this Agreement or any of the Related Agreements, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 9.14(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

      Section 9.15. Enforcement of Certain Rights. In the event that M or S-P believes that the other party or an Affiliate of the other party is not complying with its obligations as a whole in a material respect, under any of the Related Agreements, any dispute with respect thereto shall be referred to the applicable Board and first be subject to resolution pursuant to the provisions of Section 3.3(e). Notwithstanding anything contained herein, if the dispute cannot be resolved pursuant to such dispute resolution procedures, then the complaining party shall have the power and authority to enforce on behalf of the Company, or to cause the Company to enforce, the Company's rights through a judicial remedy in accordance with the provisions of Section 9.14 [Judicial Proceedings]; provided that notwithstanding the foregoing, M shall have the right to immediately seek on behalf of any Company a judicial remedy in the event it believes that there has been or is reasonably likely to be a breach of any agreements which require the consent of M for any licensing of ezetimibe to any party, or that prohibits the licensing of ezetimibe to other parties, or that any exclusive product rights are being violated or are reasonably likely to be violated. If one Member or any of its Affiliates agrees to license to a Company manufacturing technology or know-how pursuant to the terms of a Manufacturing Agreement (the "Licensor"), then the parties hereto that are Affiliates of the Licensor shall not take any action (or omit to take any action) which could materially hinder or frustrate the ability of the Company to enforce and realize the benefits of such License.

      Section 9.16. No Third Party Beneficiaries. Except as otherwise specifically set forth in the Related Agreements, neither this Agreement nor any of the Related Agreements shall confer upon any Person, other than the parties hereto and thereto, any rights or remedies hereunder or thereunder.

      Section 9.17. Survival. Notwithstanding any other provision herein, if this Agreement is terminated for any reason, the applicable provisions of Sections 8.1, 8.2, 8.4, 8.5 and 9.14, and any applicable definitions set forth in Section 1.2, shall survive to the extent necessary to effectuate any Related Agreements that survive such termination, and Sections 7.3(f), 7.3(g), 7.3(i) and 9.9 (together with the applicable definitions set forth in Section 1.2) shall survive for the periods respectively set forth in each such section.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                       [Signatures Omitted]

                                   SCHEDULE A

                                 EXISTING M JVS













                                     [***]

                                   SCHEDULE B

                                EXISTING S-P JVS



                                      [***]

                                   SCHEDULE C

                              NON-PHARMA COMPANIES

Abbott Laboratories

Amgen Inc.

Novo Nordisk A/S

Pharmacia Corporation

Schering AG

                                  SCHEDULE 7.3

                  ILLUSTRATIONS OF CHANGE OF CONTROL VALUATION

Example 1

Low Valuation                                            $75
High Valuation                                           $95
Average                                                  $85
+/- 12% from Average                                     $74.8-$95.2
Low and High Valuations Within 12% of Average?           Yes
Valuation equals average of Low and High valuations      $85

Example 2

Low Valuation                                            $60
High Valuation                                          $100
Average                                                  $80
+/- 12% from Average                                    $70.4-$89.6
Low and High valuations within 12% of Average?            No
Third valuation required
Third valuation                                         $110
Third valuation between Low and High valuations?          No
Third Valuation closer to High or Low?                  High
Valuation equals average of High and Third valuations   $105

Example 3

Low Valuation                                            $65
High Valuation                                           $100
Average                                                  $82.5
+/- 12% from Average                                     $72.6-$92.4
Low and High valuations within 12% of Average?            No
Third valuation required
Third valuation                                          $85
Third valuation between Low and High valuations?         Yes
Low and High Average                                     $82.5
Low Valuation +/- 30% of Average                         $40.25-$89.75
High Valuation +/- 30% of Average                        $75.25-$124.75
Third valuation within Low range?                        Yes
Third valuation within High range?                       Yes
Valuation equals average of Low, High
and Third valuations                                     $83.33

Example 4

Low Valuation                                            $60
High Valuation                                           $100
Average                                                  $80
+/- 12% from Average                                     $70.4-$89.6
Low and High valuations within 12% of Average?            No
Third valuation required
Third valuation                                          $75
Third valuation between Low and High valuations?         Yes
Low and High Average                                     $80
Low Valuation +/- 30% of Average                         $36-$84
High Valuation +/- 30% of Average                        $76-$124
Third valuation within Low range?                        Yes
Third valuation within High range?                        No
Valuation equals average of Low and Third valuations     $67.5

Example 5

Low Valuation                                            $50
High Valuation                                           $120

Average                                                  $85
+ 12% from Average                                       $74.8-$95.2
-

Low and High valuations within 12% of Average?            No
Third valuation required

Third valuation                                          $85

Third valuation between Low and High valuations?         Yes
Low and High Average                                     $85
Low Valuation +/- 30% of Average                         $24.5-$75.5
High Valuation +/- 30% of Average                        $94.5-$145.5
Third valuation within Low range?                         No
Third valuation within High range?                        No
Valuation equal to Third valuation                       $85

                                  SCHEDULE 9.4

[***Note: approximately seven pages of text are omitted]
                                         -57-